EXHIBIT 10.1

                AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

                  THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER is made as of March 30, 2005 (this "MERGER AGREEMENT") by and among Patron Systems, Inc., a Delaware corporation ("PARENT"), ESC Acquisition, Inc., a California corporation and wholly owned subsidiary of Parent ("MERGERCO"), and Entelagent Software Corp., a California corporation (the "COMPANY") (Mergerco and the Company are hereinafter collectively referred to as the "CONSTITUENT CORPORATIONS").

                              W I T N E S S E T H:

                  WHEREAS, on November 24, 2002, Parent, Mergerco and the Company entered into that certain Supplemental Agreement ("Original Supplemental Agreement") and that certain Merger Agreement ("Original Merger Agreement" and together with the Original Supplemental Agreement, the "Original Agreements") providing for the merger of Mergerco with and into the Company (the "Merger");


                  WHEREAS, the Merger was not consummated pursuant to the Original Agreements;

                  WHEREAS, Parent, Mergerco and the Company desire to amend and restate the Original Agreements to provide for the consummation Merger as further outlined herein;

                  WHEREAS, the Company was incorporated by the filing of Articles of Incorporation with the Secretary of State of the State of California on July 30, 1996;

                  WHEREAS, Mergerco was incorporated by the filing of Articles of Incorporation with the Secretary of State of the State of California on September 17, 2002;

                  WHEREAS, the Company is a California corporation having authorized capital consisting of (a) 10,000,000 shares of Common Stock, no par value per share (the "COMPANY COMMON STOCK"), of which, immediately prior to the Effective Time (as hereinafter defined), 3,278,900 shares shall be issued and outstanding, and (b) and 200,000 shares of Preferred Stock, no par value per share (the "COMPANY PREFERRED STOCK", together with the Company Common Stock, the "COMPANY STOCK"), of which (i) 50,000 shares have been designated as Series A Preferred Stock, of which, immediately prior to the Effective Time, 19,250 shares shall be issued and outstanding, (ii) 15,000 shares have been designated Series B Preferred Stock, of which, immediately prior to the Effective Time, 12,000 shares shall be issued and outstanding and (iii) 100,000 shares have been designated Series C Preferred Stock, of which, immediately prior to the Effective Time, 20,227 shares shall be issued and outstanding.

                  WHEREAS,   Mergerco  is  a   California   corporation   having
authorized capital of 100 shares of common stock, par value $.01 per share ("MERGERCO COMMON STOCK"), all of which are issued and outstanding and owned by Parent;

                  WHEREAS, the respective Board of Directors of each Constituent Corporation has approved this Merger Agreement and the Merger;

                  WHEREAS, the Constituent Corporations and Parent are concurrently entering into an Amended and Restated Supplemental Agreement (the "SUPPLEMENTAL AGREEMENT") that, among other things, sets forth certain covenants, agreements, representations and warranties with respect to the Merger and the transactions contemplated by this Merger Agreement; and

                  WHEREAS,   certain   capitalized  terms  are  defined  in  the
Supplemental Agreement and shall have the same meaning when used in this Agreement unless otherwise defined herein.

                  NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I
                                   THE MERGER

         SECTION 1.1 THE MERGER. Upon the terms and subject to the conditions hereof and of the Supplemental Agreement, and in accordance with the California General Corporation Law ("CGCL"), at the Effective Time (as hereinafter defined), Mergerco shall be merged with and into the Company, which, as the corporation surviving in the Merger (the "SURVIVING CORPORATION"), shall continue unaffected and unimpaired by the Merger to exist under and be governed by the laws of the State of California. Upon the effectiveness of the Merger, the separate existence of Mergerco shall cease except to the extent provided by applicable law in the case of a corporation after its merger into another corporation.

         SECTION 1.2 EFFECTIVE TIME. As promptly as practicable after the satisfaction or, if permissible, waiver of the conditions set forth in Article VI of the Supplemental Agreement, the parties hereto shall cause the Merger to be consummated by filing this Merger Agreement with the Secretary of State of the State of California pursuant to Section 1103 of the CGCL. When used in this Merger Agreement, the term "EFFECTIVE TIME" shall mean the date and time of receipt of the Merger Agreement for filing by the Secretary of State of the State of California unless a delayed effective time is specified therein.

         SECTION 1.3 EFFECTS OF THE MERGER. The Merger shall have the effects set forth in Section 1107 of the CGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all of the property, rights, privileges, powers and franchises of Mergerco and the Company shall vest in the Surviving Corporation, and all debts, liabilities and duties of Mergerco and the Company shall become the debts, liabilities and duties of the Surviving Corporation. The Surviving Corporation shall be a wholly owned subsidiary of Parent.

         SECTION 1.4 ARTICLES OF INCORPORATION AND BYLAWS OF THE SURVIVING CORPORATION; OFFICERS AND DIRECTORS. The Articles of Incorporation of the Surviving Corporation shall be amended and restated as of the Effective Time as set forth in EXHIBIT A attached hereto. From and after the Effective Time, until their successors are duly elected or appointed and qualified,


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


the directors and the officers of the Surviving Corporation shall be as follows:


                                    DIRECTORS

                                J. William Hammon
                                  Brett Newbold
                                Robert E. Yaw, II


                                    OFFICERS

                 NAME                           OFFICE
                 ----                           ------
                 J. William Hammon              Chief Executive Officer
                 Brett Newbold                  Secretary & Treasurer

         SECTION 1.5 EFFECT ON STOCK. As of the Effective Time, by virtue of the Merger and without any action on the part of any shareholder of either of the Constituent Corporations:

         (a) Each issued and outstanding share of Mergerco Common Stock shall be converted into and become one fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation. Each certificate of Mergerco evidencing ownership of any such shares of Mergerco Common Stock shall continue to evidence ownership of the same number of shares of common stock of the Surviving Corporation.

         (b) All shares of Company Stock that are held in the treasury of the Company or by a wholly owned Subsidiary of the Company shall be canceled and no consideration shall be delivered in exchange therefor.

         (c) All shares of Company Stock issued and outstanding immediately prior to the Effective Time, except shares canceled in accordance with Section 1.5(b), shall be converted, in the aggregate, into 3,000,000 shares of validly issued, fully paid and nonassessable shares of Parent Common Stock (the "MERGER CONSIDERATION"). Each shareholder of the Company (the "SHAREHOLDERS") shall be entitled hereunder to receive in respect of such Shareholder's shares of Company Stock held immediately prior to the Effective Time such Shareholder's portion of such Merger Consideration as set forth on ANNEX A to the Supplemental Agreement. The Merger Consideration shall be allocated to the holders of Company Preferred Stock on an as converted basis.

         (d) All shares of Company Stock (other than shares of Company Stock to be canceled in accordance with Section 1.5(b)), when so converted as provided in Section 1.5(c), shall no longer be outstanding and shall automatically be canceled and retired and each holder of a certificate theretofore representing any such shares shall cease to have any rights with respect thereto, except the right to receive, upon the surrender of such certificate in accordance with Section 1.6, the portion of the Merger Consideration attributable to such shares.

         (e) Each of the stock options to purchase Company Common Stock issued by the Company pursuant to the Company Stock Plan (the "COMPANY STOCK OPTIONS"), which are


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


outstanding immediately prior to the Effective Time, shall terminate and be of no further force and effect as of the Effective Time.

         (f) Each outstanding warrant to purchase shares of Company Stock (the "STOCK PURCHASE WARRANTS"), which are outstanding immediately prior to the Effective Time, shall be terminated and be of no further force and effect as of the Effective Time.

         (g) Any issued and outstanding shares of Company Stock held by a Person (a "DISSENTING SHAREHOLDER") who properly exercises such Person's dissenters' rights under the CGCL ("DISSENTING SHARES") shall not be converted as described in Section 1.5(c), but rather shall be converted into the right to receive such consideration as may be determined to be due to such Dissenting Shareholder pursuant to the CGCL. Subject to the foregoing, if, after the Effective Time, such Dissenting Shareholder withdraws his demand for payment or fails to perfect or otherwise loses his right of payment, in any case pursuant to the CGCL, the Dissenting Shares of such Dissenting Shareholder shall be deemed to be converted as of the Effective Time into the right to receive the amount to which such Dissenting Shareholder would otherwise have been entitled to pursuant to Section 1.5(c). The Company shall give Parent prompt notice of any demands for payment received by the Company. The Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands, and, prior to the Effective Time, Parent shall have the right to participate in all negotiations and proceedings with respect to such demands.

         SECTION 1.6  PARENT TO MAKE CERTIFICATES AVAILABLE; DIVIDENDS.

         (a) As soon as reasonably practicable after the Effective Time (and in any event within ten (10) business days after the Effective Time),
Parent shall use its commercially reasonable efforts to mail to each record holder of a certificate or certificates that immediately before the Effective Time represented outstanding shares of Company Stock (the "CERTIFICATES") (i) a letter of transmittal that shall specify that delivery shall be effective and risk of loss and title to the Certificates shall pass only upon delivery of the Certificates to Parent, and which letter shall be in customary form and have such other provisions as Parent may reasonably specify; and (ii) instructions for effecting the surrender of such Certificates in exchange for the consideration contemplated by Section 1.5(c), including cash in lieu of fractional shares. Upon surrender of a Certificate to Parent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by Parent, the holder of such Certificate shall be entitled to receive in exchange therefor (A) shares of Parent Common Stock representing, in the aggregate, the whole number of shares that such holder has the right to receive pursuant to
Section 1.5(c) (after taking into account all shares of Company Stock then held by such holder), and (B) cash, payable either by check or wire transfer of immediately available funds, in the amount equal to the cash that such holder has the right to receive pursuant to this Article I, including cash in lieu of any dividends and other distributions pursuant to Section 1.6(d) and cash in lieu of fractional shares pursuant to Section 1.7. No interest will be paid or will accrue on any cash payable as Merger Consideration pursuant to Section 1.6 and 1.7.

         (b) If the Merger Consideration (or any portion thereof) is to be delivered to a person other than the person in whose name the Certificates surrendered in exchange therefor are registered, it shall be a condition to the payment of the Merger Consideration that the Certificates so surrendered shall be properly endorsed or accompanied by appropriate stock powers and otherwise in proper form for transfer, that such transfer otherwise be proper and that the person requesting such transfer pay to the Surviving Corporation any transfer or other taxes payable by reason of the foregoing or establish to the satisfaction of the Surviving Corporation that such taxes have been paid or are not required to be paid. For purposes of this Merger Agreement, the term "person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

         (c) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, Parent will deliver or cause to be delivered in exchange for such lost, stolen or destroyed Certificate, with respect to each share of the Company Stock represented thereby, certificates for any portion of the Merger Consideration deliverable in respect thereof as determined in accordance with this Article I. No bond shall be required in connection therewith.

         (d) No dividends or other distributions, if any, that are declared on or after the Effective Time on Parent Common Stock or are payable to the holders of record thereof on or after the Effective Time will be paid to persons entitled by reason of the Merger to receive certificates representing shares of Parent Common Stock, nor shall such persons be entitled to vote such shares of Parent Common Stock, until such persons surrender their Certificates, as provided in this Article I. Subject to the effect of applicable law, there shall be paid to the record holder of the certificates representing such shares of Parent Common Stock (i) at the time of such surrender or as promptly as practicable thereafter, the amount of any dividends or other distributions theretofore paid with respect to whole shares of Parent Common Stock and having a record date on or after the Effective Time and a payment date prior to such surrender and (ii) at the appropriate payment date, the amount of dividends or other distributions, if any, payable with respect to whole shares of Parent Common Stock and having a record date on or after the Effective Time but prior to surrender and a payment date subsequent to surrender. In no event shall the person entitled to receive any such dividends or other distributions be entitled to receive interest on such dividends or other distributions.

         SECTION 1.7 NO FRACTIONAL SECURITIES. No certificates representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates pursuant to this Article I, and no Parent dividend or other distribution, stock split or interest shall relate to any fractional security, and such fractional interests shall not entitle the owner thereof to vote or to any rights of a security holder of Parent. In lieu of any fractional share, each holder of Parent Common Stock who would otherwise have been entitled to a fraction of a share of Parent Common Stock upon surrender of Certificates for exchange pursuant to this Article I will be paid an amount in cash (without interest and rounded to the nearest whole cent) determined by multiplying $1.00 by the fractional share interest to which such holder would otherwise be entitled. As soon as practicable after the determination of the amount of cash to be paid to former Shareholders of the Company in lieu of any fractional interests, Parent shall forward payments to such holders of fractional interests subject to and in accordance with the terms hereof.

         SECTION 1.8 RETURN OF THE MERGER CONSIDERATION. None of Parent or the Constituent Corporations shall be liable to any Shareholder for any cash delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

         SECTION 1.9 NO FURTHER OWNERSHIP RIGHTS IN COMPANY STOCK. All Merger Consideration paid or payable upon the surrender for exchange of Certificates in accordance with the terms hereof shall be deemed to have been paid or be payable in full satisfaction of all rights of ownership, including voting rights, pertaining to the shares of Company Stock.

         SECTION 1.10 CLOSING OF COMPANY TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of shares of Company Stock shall thereafter be made. On or after the Effective Time, all Certificates presented to Parent for any reason shall be converted into the Merger Consideration in respect of the shares of Company Stock formerly represented thereby, any cash in lieu of fractional shares of Parent Common Stock to which the holders thereof are entitled pursuant to Section 1.7 and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 1.6(d).

         SECTION 1.11 WITHHOLDING RIGHTS. Each of the Surviving Corporation and Parent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Stock such amounts as it is required to deduct and withhold in respect of the making of such payment under the Internal Revenue Code of 1986, as amended, the rules and regulations thereunder or any provision of applicable law. To the extent that amounts are so withheld by the Surviving Corporation or Parent, as the case may be, such withheld amounts shall be treated for all purposes as having been paid to the holder of Company Stock in respect of which such deduction and withholding was made by the Surviving Corporation or Parent, as the case may be.

         SECTION 1.12 FURTHER ASSURANCES. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either of the Constituent Corporations, or (b) otherwise to carry out the purposes of this Merger Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either of the Constituent Corporations, all such deeds, bills of sale, assignments and assurances and do, in the name and on behalf of each of the Constituent Corporations, all such other acts and things necessary, desirable or proper to vest, perfect or confirm its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of such Constituent Corporation and otherwise to carry out the purposes of this Merger Agreement.

                                   ARTICLE II
                           CONDITIONS AND TERMINATION

         SECTION 2.1 CONDITIONS. The obligations of each Constituent Corporation under this Merger Agreement are subject to the condition that, prior to the Effective Time, each of the conditions to its obligations contained in
Article VI of the Supplemental Agreement shall have been satisfied or waived.

         SECTION 2.2 WAIVER. The Board of Directors or a duly authorized officer of a Constituent Corporation may, on behalf of such corporation, waive or extend the time for performance of any condition to its obligations under the Supplemental Agreement.

         SECTION 2.3 TERMINATION. Notwithstanding the approval of this Merger Agreement by the Board of Directors, and its adoption by the shareholders of each Constituent Corporation, this Merger Agreement may be terminated and the Merger abandoned prior to the Effective Time by:

         (a) Either Constituent Corporation if the Merger has not become effective by March 31, 2005 (or such later date as shall be mutually agreed to in writing by the parties hereto); PROVIDED, THAT, the party seeking termination is not in default or breach of this Merger Agreement or the Supplemental Agreement;

         (b) The Company in the event of a material breach by Parent of any of its representations, warranties, agreements or covenants contained in the Supplemental Agreement, which breach is not cured by Parent within 10 days after written notice of such breach; PROVIDED, THAT, the Company shall have no right to terminate pursuant to this Section 2.3(b) if any such breach or breaches, individually or in the aggregate, do not deprive the Company of the economic benefits of the transactions contemplated hereby in an amount in excess of $200,000;

         (c) Parent or Mergerco in the event of a material breach by the Company of any of its representations, warranties, agreements and covenants contained in the Supplemental Agreement, which breach is not cured by the Company within 10 days after written notice of such breach; PROVIDED, THAT, Parent shall have no right to terminate pursuant to this Section 2.3(c) if any such breach or breaches, individually or in the aggregate, do not deprive Parent of the economic benefits of the transactions contemplated hereby in an amount in excess of $200,000; or

         (d) Either the Company, on the one hand, or Parent or Mergerco, on the other hand, if the Supplemental Agreement is terminated in accordance with its terms.

                                   ARTICLE III
                                     GENERAL

         SECTION 3.1 PARTIAL INVALIDITY. Wherever possible each provision of this Merger Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Merger Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Merger Agreement.

         SECTION 3.2 SUCCESSORS AND ASSIGNS. This Merger Agreement shall not be assignable prior to the Effective Time by either Constituent Corporation without the written consent of the other, but, if assigned with such consent, shall inure to the benefit of and be binding upon the successor or assign of the assigning Constituent Corporation before the Effective Time and thereafter upon the Surviving Corporation.

         SECTION 3.3  AMENDMENT.   This  Merger  Agreement  shall not be amended
except by an


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


instrument in writing signed on behalf of each of the parties hereto.

         SECTION 3.4 INTERPRETATION. This Merger Agreement shall be governed by the laws of the State of California and may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The headings of the several articles and sections herein are for convenience of reference only and shall not be a part of or affect the meaning or interpretation of this Merger Agreement.

                  IN WITNESS WHEREOF, the undersigned have caused this Merger Agreement to be executed by their respective officers thereunto duly authorized, and their respective seals to be affixed and attested, all as of the date first above written.



                                          ENTELAGENT SOFTWARE CORP.


                                          By:        /S/ J. WILLIAM HAMMON
                                               ---------------------------------
                                               Name:  J. William Hammon
                                               Title: Chief Executive Officer



                                          PATRON SYSTEMS, INC.


                                          By:        /S/ ROBERT CROSS
                                               ---------------------------------
                                               Name:  Robert Cross
                                               Title: Chief Executive Officer



                                          ESC ACQUISITION, INC.


                                          By:         /S/ BRETT NEWBOLD
                                                --------------------------------
                                                Name:   Brett Newbold
                                                Title:  Chief Executive Officer

                                    EXHIBIT A

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                            ENTELAGENT SOFTWARE CORP.

                                        I

         The name of this Corporation is: Entelagent Software Corp.

                                       II

         The purpose of this Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of California other than the banking business, the trust company business, or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                       III

         A. The liability of the directors of this Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

         B. This Corporation is authorized to provide for, whether by bylaw, agreement or otherwise, the indemnification of agents (as defined in Section 317 of the California General Corporation Law) of this Corporation in excess of that expressly permitted by such Section 317 for those agents, for breach of duty to this Corporation and its shareholders to the extent permissible under California law (as now or hereafter in effect). In furtherance and not in limitation of the powers conferred by statute:

                  (1) this Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of this Corporation, or is serving at the request of this Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not this Corporation would have the power to indemnify against such liability under the provisions of law; and

                  (2) this Corporation may create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or other similar arrangements), as well as enter into contracts providing indemnification to the fullest extent authorized or permitted by law and including as part thereof provisions with respect to any or all of the foregoing to ensure the payment of such amounts as may become necessary to effect indemnification as provided therein, or elsewhere.

         No such bylaw, agreement or other form of indemnification shall be interpreted as limiting in any manner the rights which such agents would have to indemnification in the absence of such bylaw, agreement or other form of indemnification.


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


         C.       Any repeal or modification of the foregoing provisions of this
Article IV by the shareholders of this Corporation shall not adversely affect any right or protection of a director of this Corporation existing at the time of such repeal or modification.

                                        V

         This Corporation is authorized to issue 100 shares of Common Stock, $0.01 par value per share.

                             CERTIFICATE OF APPROVAL
                             OF AGREEMENT OF MERGER


         Brett Newbold certifies that:

         1. He is the Chief Executive Officer and Secretary of ESC Acquisition, Inc., a California corporation.

         2. The Agreement of Merger in the form attached was duly approved by the board of directors and shareholders of the corporation.

         3. The shareholder approval was by the holders of 100% of the outstanding shares of the corporation.

         4. There is only one class of shares and the number of shares outstanding is 100.

         5. No vote of the stockholders of the parent company of ESC Acquisition, Inc. was required.



                         [Signatures on Following Page]

         I further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of my own knowledge.


Date:  March 30, 2005


                                          /S/ BRETT NEWBOLD
                                          -----------------------------------
                                          Brett Newbold
                                          Chief Executive Officer & Secretary


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


                             CERTIFICATE OF APPROVAL
                             OF AGREEMENT OF MERGER


         J. William Hammon and Mark Gergen certify that:

         1.       They  are  the  Chief   Executive   Officer   and   Secretary,
respectively, of Entelagent Software Corp., a California corporation.

         2. The Agreement of Merger in the form attached was duly approved by the board of directors and shareholders of the corporation.

         3. The shareholder approval was by the holders of a majority of the outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, the outstanding shares of Preferred Stock voting as a single class, and the outstanding shares of Common Stock and Preferred Stock voting as a single class, of the corporation.

         4. The total number of outstanding shares of Common Stock entitled to vote on the merger was 3,728,900. The total number of outstanding shares of Series A Preferred Stock entitled to vote on the merger was 19,250. The total number of outstanding shares of Series B Preferred Stock entitled to vote on the merger was 12,000. The total number of outstanding shares of Series C Preferred Stock entitled to vote on the merger was 20,227.


                         [Signatures on Following Page]

         I further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of my own knowledge.


Date:  March 30, 2005


                                          /S/ J. WILLIAM HAMMON
                                          -----------------------------------
                                          J. William Hammon
                                          Chief Executive Officer



                                          /S/ MARK GERGEN
                                          -----------------------------------
                                          Mark Gergen
                                          Secretary


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